BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090503

Filed in the office of	Document Number
Barbara K. Cegavske	20180497800-89
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time: 11/16/2018 12:23 PM
	Entity Number: C17563-2002

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Cafe Serendipity Holdings, Inc.

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☒ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☒ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

CAFÉ SERENDIPITY HOLDINGS, INC.

CAFÉ SERENDIPITY HOLDINGS, INC. (hereinafter the "Corporation"), a Nevada corporation organized and existing under and by virtue of the State of Nevada, does hereby certify that:

1. The original Articles of Incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on July 15, 2002.

2. This Amended and Restated Articles of Incorporation has been duly adopted in accordance with the provisions of the laws of the State of Nevada ("Nevada Law") by the Board of Directors and the majority of the shareholders of the Corporation.

3. The Articles of Incorporation are hereby amended and restated to read as herein set forth in full:

ARTICLE I
NAME

The name of the Corporation shall be: BioQuest CORP.

ARTICLE II
RESIDENT AGENT

The name of the Corporation's resident agent and the street address in Clark County, Nevada for such resident agent where process may be served is Vcorp Services, LLC.

The resident agent may be changed in the manner permitted by law.

ARTICLE III
CAPITAL STOCK

The Corporation shall have two classes of stock. One class shall be Common Stock, par value $0.001 (the "Common Stock"), of which 500,000,000 shares shall be authorized. The holders of the Common Stock are entitled to one vote per share and are entitled to receive the net assets of the Corporation upon dissolution. The second class shall be Preferred Stock, par value $0.001 (the "Preferred Stock"), of which 10,000,000 shares shall be authorized. The board of directors may divide the Preferred Stock into any number of series. The board shall fix the designation and number of shares of each such series. The board may determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any unissued series of the Preferred Stock. The board of directors (within the limits and restrictions of any resolution adopted by it, originally fixing the number of shares of any series) may increase or decrease the number of shares of any such series after the issue of shares of that series, but not below the number of then outstanding shares of such series.

Simultaneously, upon the filing and effectiveness (the "Effective Time") of this Amended and Restated Articles of Incorporation pursuant to Nevada Law, all issued and outstanding shares of Common Stock, $0.001 par value per share (the "Existing Common Stock"), of the Corporation shall be and hereby are automatically combined and reclassified as follows: Each one thousand (1,000) shares of Existing Common Stock shall be combined and reclassified (the "Reverse Split Stock") as one (1) share of validly issued, fully paid and non-assessable share of the Corporation's Common Stock, par value $0.001 per share (the "New Common Stock"), without any action by the holders thereof. The Corporation shall not issue fractional shares of New Common Stock in connection with the Reverse Stock Split. Each stockholder entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split shall receive a share rounded up to the next whole number. The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the filing of these Amended and Restated Article of Incorporation, certificates representing shares of Existing Common Stock, are hereby cancelled and shall represent only the right of the holders thereof to receive New Common Stock. From and after the Effective

Time, the term New Common Stock as used in this Article III shall mean common stock as provided in these Amended and Restated Articles of Incorporation, including par value.

ARTICLE IV
BOARD OF DIRECTORS

The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation, and the number of directors of the Corporation may be changed from time to time by consent of the Corporation's directors. The initial board of directors of the Corporation shall consist of three (3) directors. The names and addresses of the people who shall serve as directors until the next annual meeting of shareholders and/or until their successors are elected and shall qualify are:

Thomas Hemingway
3700 Campus Drive, Suite 206
Newport Beach, CA 92660

Robert Orbach
3700 Campus Drive, Suite 206
Newport Beach, CA 92660

Michael Krall
3700 Campus Drive, Suite 206
Newport Beach, CA 92660

ARTICLE V
PERIOD OF DURATION

The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

ARTICLE VI
PURPOSES AND POWERS

1. Purposes. Except as restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada Business Corporation Act.

2. General Powers. Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Nevada Business Corporation Act.

3. Issuance of Shares. The board of directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Nevada.

VII
INCORPORATOR

I declare, to the best of my knowledge under the penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Donald P. Hateley
620 Newport Center Drive, Suite 1100
Newport Beach, CA 92660

Donald P Hateley
Incorporator Signature

ARTICLE VIII
TRANSACTIONS WITH INTERESTED DIRECTORS OR OFFICERS

No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, shall be either void or voidable solely because of such relationship or interest or solely because such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose, if:

(i) The fact of such relationship or interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(ii) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction in good faith by a majority vote or written consent. The votes of the common or interested directors or officers must be counted in any such vote of stockholders; or

(iii) The fact of such relationship or interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action; or

(iv) The contract or transaction is fair and reasonable as to the Corporation at the timeit is authorized or approved.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, and if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize, approve or ratify the contract or transaction.

ARTICLE IX
INDEMNIFICATION

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys' fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit

of the heirs, executors and administrators of such person.

ARTICLE X
AMENDMENTS

This Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the Stockholders are granted subject to this reservation.

ARTICLE XI
LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS TO CORPORATION AND SHAREHOLDERS

No director or officer shall be liable to the Corporation or any shareholder for damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer: (a) shall be liable under Section 78.300 of the Nevada Business Corporation Act or any amendment thereto or successor provision thereto; or (b) shall have acted or failed to act in a manner involving intentional misconduct, fraud or a knowing violation of law. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by Nevada law or as may be permitted in the future by changes or enactments in Nevada law, including without limitation Section 78.300 and/or the Nevada Business Corporation Act.

The date of the adoption of the Amendments is November 15, 2018.

The Amendments were duly adopted by a majority of the shareholders of record on November 15, 2018 and the vote was 96.36% vote in favor out of 363,225,211 total issued and outstanding.

IN WITNESS WHEREOF, CAFÉ SERENDIPITY HOLDINGS, INC. has authorized this Amended and Restated Articles of Incorporation to be signed by Thomas Hemingway, Chief Executive Officer and Secretary, as of this 15th day of November, 2018

By: ______________________

Thomas Hemingway, CEO & Secretary

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

BIOQUEST CORP.

Nevada Business Identification # NV20021368639

Expiration Date: July 31, 2019

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 19, 2018

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.